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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

MPSI Systems Limited............................................U.K. Corporation
MPSI Australia Pty. Ltd....................................Australia Corporation
MPSI do Brasil................................................Brazil Corporation
MPSI Systems K.K............................................Japanese Corporation
MPSI Systems Pte. Ltd......................................Singapore Corporation
Shanghai MPSI Software Inc...................................Chinese Corporation
Management Planning Systems, Inc............................Oklahoma Corporation

INACTIVE CORPORATIONS
MPSI China Inc..............................................Delaware Corporation
MPSI Surveys Inc............................................Oklahoma Corporation
MPSI Systems Canada Inc.....................................Canadian Corporation
MPSI Systems GmbH.............................................German Corporation
MPSI Systems SARL.............................................French Corporation
Quest Systems International Inc.............................Delaware Corporation


BRANCH OFFICES


Seoul, South Korea..............................Branch of MPSI Systems Pte. Ltd.


Johannesburg, South Africa............Branch of Management Planning Systems Inc.
                                                        (d/b/a MPSI Africa Inc.)